UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2023

Bristow Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700,	Houston,	Texas	77042
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(713)	267-7600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	VTOL	NYSE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On December 9, 2023, the Board of Directors (the “Board”) of Bristow Group Inc. (the “Company”) increased the size of the Board from eight directors to nine directors and appointed Shefali Shah to fill the resulting vacancy, effective as of December 11, 2023. The Board has determined that Ms. Shah is an independent director under the New York Stock Exchange listing standards and the Company’s director independence guidelines. The Board has not yet determined committee assignments for Ms. Shah.

Ms. Shah serves as Executive Vice President, Chief Administrative Officer and General Counsel of Avaya Holdings Corp. In her role, she oversees Avaya’s global strategic initiatives and legal organization. Ms. Shah joined Avaya in December 2017, and she previously served as Senior Vice President, General Counsel, and Corporate Secretary of the Company (formerly known as Era Group Inc.) from 2013 to 2017. Prior to that role, Ms. Shah held several senior management roles with Comverse Technology, Inc., including serving as Senior Vice President, General Counsel and Corporate Secretary from 2010 to 2013. She began her legal career at Weil, Gotshal & Manges LLP and Hutchins, Wheeler & Dittmar, P.C. She holds a Bachelor of Science in Business Administration from Boston University and a Juris Doctor from Duke University Law School.

There are no arrangements or understandings between Ms. Shah and any other person pursuant to which Ms. Shah was appointed to serve on the Board. There have been no transactions between Ms. Shah and the Company since the beginning of the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Shah will receive the standard compensation available to the Company’s non-employee directors, which is described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on April 24, 2023. In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnification agreement with Ms. Shah, which is filed as Exhibit 10.6 to the Company’s Transition Report on Form 10-KT, filed with the SEC on March 9, 2023.

Item 7.01	Regulation FD Disclosure.
On December 11, 2023, the Company issued a press release announcing the appointment of Ms. Shah as a member of the Board. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description of Exhibit
99.1	Press Release, dated December 11, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: December 11, 2023	By:	/s/ Elizabeth Matthews
Elizabeth Matthews Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary